As filed with the Securities and Exchange Commission on April 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAGE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-4486580
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

215 First Street

Cambridge, Massachusetts 02142

(617) 299-8380

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey M. Jonas, M.D.

President and Chief Executive Officer

Sage Therapeutics, Inc.

215 First Street

Cambridge, Massachusetts 02142

(617) 299-8380

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Michael H. Bison, Esq. Laurie A. Burlingame, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	Jeffrey M. Jonas, M.D. President and Chief Executive Officer Sage Therapeutics, Inc. 215 First Street Cambridge, Massachusetts 02142 (617) 299-8380	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-203273

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common stock, $0.0001 par value per share	$22,999,978	$2,673

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-203273), is hereby registered. Includes the offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.
(2)	Based on the public offering price.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1, as amended (File No. 333-203273), filed by Sage Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on April 14, 2015, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Commonwealth of Massachusetts, this 14th day of April, 2015.

SAGE THERAPEUTICS, INC.

By:	/s/ Jeffrey M. Jonas
Jeffrey M. Jonas, M.D.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Jeffrey M. Jonas	President, Chief Executive Officer and Director	April 14, 2015
Jeffrey M. Jonas, M.D.	(Principal Executive Officer)

/s/ Kimi Iguchi	Chief Financial Officer	April 14, 2015
Kimi Iguchi	(Principal Financial and Accounting Officer)

*	Director	April 14, 2015
Robert T. Nelsen

*	Director	April 14, 2015
Steven Paul, M.D.

*	Director	April 14, 2015
Kevin P. Starr

*	Director	April 14, 2015
Howard Pien

*	Director	April 14, 2015
James E. Frates

*	Director	April 14, 2015
Michael F. Cola

* Pursuant to Power of Attorney

By:	/s/ Jeffrey M. Jonas
Jeffrey M. Jonas, M.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-203273), originally filed with the Securities and Exchange Commission on April 6, 2015 and incorporated by reference herein.